                                                                   EXHIBIT 10.72

                             AFFILIATION AGREEMENT

     THIS AGREEMENT ("Agreement"), dated as of November 29, 1995, is by and
                                               -----------
between DMX INC., a Delaware corporation, with offices at 11400 West Olympic Boulevard, Suite 1100, Los Angeles, California 90064-1507 ("DMX") and AlphaStar Television Network, Inc., a Delaware corporation, with offices at 208 Harbor Drive, Building One, 1st Floor, Stamford, Connecticut 06904 ("Affiliate").

     WHEREAS:

     A. Affiliate has established or is in the process of establishing a direct broadcast service satellite-based television system in North America ("DBS Distribution System"); and

     B. Affiliate desires to obtain the right to distribute the "Service" (as defined herein) via the DBS Distribution System.

     NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

     1.   DEFINITIONS.
          -----------

          Attached hereto as Schedule "A" is a glossary containing the definitions of capitalized terms used in this Agreement.

     2.   TERM.
          ----

          The term of this Agreement shall be for five (5) years commencing as of the date hereof with one (1) automatic renewal for an additional five-year period unless either party notifies the other in writing at least six (6) months prior to the expiration of the initial five-year period of its desire not to renew. In the event this Agreement expires or terminates for any reason other than a termination by DMX as a result of Affiliate's breach or misrepresentation, DMX shall continue to license Affiliate to distribute the Services to Subscribers pursuant to the terms and conditions of this Agreement for a period of time that is the shorter of twelve (12) months or that number of months necessary for Affiliate to continue to serve Subscribers who purchased subscriptions to the Services that have not expired prior to said expiration or termination.

     3.   RIGHTS.
          ------

          DMX hereby grants to Affiliate, and Affiliate hereby accepts, the right and obligation during the term hereof to launch and distribute the Service throughout the Distribution Area by means of the DBS Distribution System for reception at Private Residences and Commerical Establishments. The provisions regarding the distribution of the Service for reception at Commercial Establishments are set forth on Schedule "B" attached hereto.

     4.   CONTENT OF THE SERVICE.
          ----------------------

     (a)  Channels.  The Service as provided by DMX shall consist of at least
          --------
sixty (60), but no more than One Hundred and Twenty (120), channels of audio music transmitted without commercial interruption, 24 hours a day, 7 days a week, in digital format. The channels will each be comprised of a different format of music, including, for example, but without limitation, jazz, classical, adult contemporary, rock, country, urban, "oldies" and latin music. DMX may, upon reasonable notice to Affiliate, make changes in the channels or in the genre of music. Channels may be added or deleted by DMX from time to time, provided that the rights and obligations of DMX and Affiliate Shall remain unaffected thereby. DMX shall use reasonable efforts to provide that the content of the Service is generally consistent with national broadcast standards applicable to musical programming.

     (b) Affiliate may, at its option, and at its sole cost and expense, add channels ("Simulcast Channels") to be transmitted along with the Service for the simulcast of other programming. Simulcast Channels may only be transmitted and received by utilizing the proprietary technology referred to in Paragraph 6, below. In no event shall Affiliate's carriage of Simulcast Channels (i) affect DMX's right to receive license fees pursuant to Paragraph 8 below, which shall remain unaffected by such carriage; or (ii) cause DMX to incur any liability, cost or expense whatsoever.

     (c)  Other Content.  The Service shall also include such data, transmission
          -------------
formats and other content as may be, in the judgment of DMX, necessary or appropriate to the transmission, reception and processing of the signal carrying the Service.

     5.   DELIVERY OF THE SERVICE BY DMX.
          ------------------------------

     (a)  DMX's Transmission of Service.  Throughout the term hereof, DMX
          -----------------------------
shall transmit the Service's signal in such a manner that the Basic Service (as hereinafter defined) is able to be received using Affiliate's technology.

     (b)  Technical Information To Be Provided.  DMX shall provide to Affiliate
          ------------------------------------
in a timely manner all information as may be necessary or appropriate concerning the following matters: (i) the technical specifications of the manner in which the Service will be provided to Affiliate, (ii) the technical specifications of all land-based equipment which Affiliate will be required to provide hereunder for reception and further transmission of the audio signals; and (iii) the technical information necessary for the deciphering or unscrambling of DMX's encrypted code. It is specifically understood, however, that nothing in the foregoing provisions shall be deemed either to give Affiliate any right in DMX's proprietary technology or to require DMX to provide any information with respect thereto not required by Affiliate in order to fulfill its obligations under this Agreement.

     6.   DISTRIBUTION OF THE SERVICE BY AFFILIATE.
          ----------------------------------------

     (a)  The DBS Distribution System.  Throughout the term hereof Affiliate
          ---------------------------
shall distribute the Service via the DBS Distribution System. The term "DBS Distribution System" shall mean the distribution system for television programming services whereby the Service's signal is received at Affiliate's uplink facility and then is up-linked to a DBS communications satellite for transmission to Affiliate Subscribers.

     (b)  Quality of Transmissions.  Affiliate shall monitor the quality of the
          ------------------------
transmission of the Service to Service Subscribers, and shall promptly take all commercially reasonable steps necessary to maintain the high digital quality of the transmission and to correct any problems with the transmission of the Service which are within Affiliate's ability to control.

     (c)  Equipment and Maintenance.  Affiliate and/or its Distributors shall
          -------------------------
supply, install, service and maintain or shall arrange for the supply, installation, servicing and maintenance, at its and/or their own cost and expense, all such facilities, equipment and hardware, including, without limitation, equipment necessary to receive the Service from the satellite, wiring and tuner/receivers as may be necessary and appropriate for the transmission of the Service to each Affiliate Subscriber. The tuner/receivers to be utilized for the reception of the Service by Affiliate Subscribers shall (i) with respect to the Basic Service be the equipment provided by Affiliate and/or its Distributors for the reception of other television programming services ("AlphaStar Box"), and (ii) with respect to the Premium Tier be equipment manufactured by a manufacturer authorized by DMX for audio only reception ("DMX Box"). The specifications for both the AlphaStar Box and the DMX Box shall be such that they shall be compatible with standard stereophonic equipment requiring left and right audio jacks; and such that they shall be addressable on a receiver-by-receiver channel-by-channel basis.

     (d)  Security Measures.  Affiliate shall take commercially reasonable and
          -----------------
practical security measures to prevent the reception of the Service by any person or at any location which is not at the time in question an Affiliate Subscriber.

     (e)  No Alteration Editing or Delay; Selection of Channels.  Affiliate will
          -----------------------------------------------------
distribute the Service during the hours it is provided by DMX, without alteration, editing or delay of any kind, except as otherwise specifically permitted by DMX. However, Affiliate shall have the right, in consultation with DMX, to select the channels it wishes to distribute (consistent with the level of service selected pursuant to Paragraph 7, below).

     7.   AFFILIATE DISTRIBUTION.
          ----------------------

          Affiliate shall distribute the Service to Affiliate Subscribers as a Basic Service with a Premium Tier. Basic Service shall be defined as the delivery of thirty (30) or fewer channels of the Service, to be selected by Affiliate in consultation with DMX, by means of an AlphaStar Box which is made available to Affiliate Subscribers as part of Affiliate's basic service and for which no separate charge is made. Premium Tier shall be defined as the delivery of at least thirty (30) channels more than the number of channels delivered in Basic Service up to a total of One Hundred Twenty (120) channels of the Service to an Affiliate Subscriber by means of a DMX Box which is made available to Affiliate Subscribers for a separate charge.

     8.   LICENSE FEES FOR PRIVATE RESIDENCES.
          -----------------------------------

     (a)  Basic Service.  The monthly license fee for the Basic Service shall be
          -------------
[*] per Affiliate Subscriber per month. This license fee may be increased by the percentage amount of any increase ("CPI Increase") in the United States Consumer Price Index (All Urban Index) over the prior calendar year, with 1995 being the base year.

     (b)  Premium Tier Service.  The monthly license fee for the Premium Tier
          --------------------
Service shall [*]

--------------

* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

The Minimum Fee may be increased by DMX no more than once each calendar year, upon at least ninety (90) days prior written notice to Affiliate, by a percentage no greater than the percentage increase in the Consumer Price Index for such calendar year compared to the immediately preceding calendar year.

     (c)  Performance Rights.  The Minimum Fee may be increased by DMX in a
          ------------------
pro-rated amount to reflect any increase at the time in question of the license fees payable by DMX in the aggregate to American Society of Composers and Publishers, Inc. ("ASCAP"), Broadcast Music Inc. ("BMI") and SESAC ("SESAC") (or their respective successors) and to any other entity, government authority or other person in connection with performance rights or other copyrights necessary for the production, transmission and performance of the Service for Affiliate Subscribers at Private Residences as contemplated by this Agreement and paid or to be paid by DMX. [*]

     (d)  Accounting Periods.  The license fees payable with respect to a given
          ------------------
calendar month shall be due and payable thirty days after the end of that calendar month.

     (e)  Late Payments.  Any license fee that is unpaid after it is due shall
          -------------
accrue interest at one and one-half percent per month or the highest lawful rate, whichever is less, from the due date until payment is received by DMX.

     (f)  Gratis Distribution.  Affiliate shall pay to DMX the license fees set
          -------------------
forth in this paragraph 8, with respect to each Affiliate Subscriber for each month during the term hereof. [*]

---------------

* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

     9.   REPORTS AND AUDITS.
          ------------------

     (a)  Accounting Report Forms. Affiliate shall deliver to DMX, not later
          -----------------------
than thirty days after the end of each calender month, a statement, with respect to license fees payable for the month reported, including license fees for both Private Residences and Commercial Establishments, on a form provided by DMX, or on a form provided by Affiliate which will be subject to DMX's reasonable approval and which contains all reporting information reasonably required by DMX.

     (b)  Books and Records. Affiliate agrees to keep and maintain accurate
          -----------------
books and records of all matters directly relating to the payment of all license fees under this Agreement in accordance with generally accepted accounting principles. During the term and until two years after the last license fee is required to be paid hereunder, such books and records shall be available for inspection and audit by DMX, its employees or agents, at the expense of DMX, at Affiliate's offices, upon reasonable notice to Affiliate. Notwithstanding the foregoing, in the event an audit of Affiliate's books and records results in a deficiency variance in Affiliate's accounting payments which is [*] or more, then Affiliate shall pay or reimburse DMX for all third party expenses incurred by DMX in connection with the audit. The right of DMX to perform such inspection and audit shall be limited to once in any twelve-month period and shall be limited to an inspection and audit with respect to amounts payable in the current and prior two (2) calendar years only. [*]

     (c)  Music Performance Reports. Affiliate shall provide DMX with
          -------------------------
accurate and timely reports as may be required by ASCAP, BMI, SESAC, or any other music performance licensing entity. Such reports shall be made on the forms prescribed by the licensing entity, which forms shall be provided to Affiliate by DMX. DMX may, by notice, change such forms from time to time to reflect reporting requirements to ASCAP, BMI and/or SESAC.

     (d)  Re-sale Certificates. Affiliate shall provide DMX with such tax
          --------------------
exemption/resale certificates and other similar documents as may be required by DMX in each state or other jurisdiction in which Affiliate distributes the Service hereunder.

     10.  LAUNCH, MARKETING AND CARRIAGE OF SERVICE.
          -----------------------------------------

          Affiliate shall use its best commercial efforts to promptly launch the Service throughout the Distribution Area and to actively market the Service to Affiliate Subscribers throughout the term hereof. The parties will work together on cooperative marketing and staff training efforts.

     11.  RESEARCH.
          --------

          DMX may, from time to time, undertake marketing tests, surveys, rating polls or other research in connection with the Service. Affiliate shall use its reasonable efforts to

---------------

* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.

cooperate with DMX and to provide DMX with data in connection with research conducted by DMX, subject to any applicable federal, state or local laws or regulations and further provided that DMX shall pay or promptly reimburse Affiliate for any out-of-pocket expenses incurred by Affiliate at DMX's request.

     12.  PROPRIETARY MARKS.
          ----------- -----

     (a)  Rights in Proprietary Marks. DMX hereby grants to Affiliate the right
          ---------------------------
and obligation to use, in connection with its rights and obligations hereunder, the trade names trademarks, service marks and logos ("Proprietary Marks") designated, from time to time, by DMX as the Proprietary Marks of the Service, including, without limitation, the names "Digital Music Express", "DMX" and "DMX For Business". Affiliate shall use the Proprietary Marks only in the form and manner (including color and style of type) and with appropriate legends prescribed from time to time by DMX, and shall not use or authorize the use of any other trademark or service mark in combination with the Proprietary Marks without prior written approval of DMX. Affiliate may use its own trade name, trademark, service mark or logo in identifying itself as an authorized distributor of the Service, provided that Affiliate's trade name, trademark, service mark or logo shall not be commingled with or used in juxtaposition with the Proprietary Marks in such manner as to represent directly or indirectly that Affiliate is involved with the production or ownership of the Service. Affiliate shall not use, or cause the use of, the Proprietary Marks in any unlawful or deceptive manner or in any way that shall directly or indirectly tend to impair or lessen the value of the Proprietary Marks.

     (b)  Use of Proprietary Marks. Affiliate shall use the Proprietary Marks
          ------------------------
and no others, to designate the Service and shall in no event present the Service as any other service or as being from any programming source other than DMX. In using the Proprietary Marks, Affiliate shall fully comply with all requirements of which it has notice relating to such use as DMX, from time to time, may institute in its reasonable judgment.

     (c)  No Adverse Use by Affiliate.  Nothing contained in this Agreement
          ---------------------------
shall give Affiliate any interest in the Proprietary Marks, other than the right to use the Proprietary Marks to identify the Service. Without limiting the generality of the foregoing, nothing contained in this Agreement shall give Affiliate any rights as a licensee to use the Proprietary Marks to identify services or products provided or produced by Affiliate. Affiliate shall not use or cause the use of the Proprietary Marks in any manner inconsistent with the terms of this paragraph 12.

     13.  LIMITATIONS ON RIGHTS AND RESERVATIONS OF RIGHTS.
          -------------------------------------- -- ------

     (a)  Limitations on Rights. The rights granted herein do not include any
          -------------- ------
right of Affiliate or any other person or entity to:

          (i) Record, or make or manufacture any recordings or other reproductions of the Service or any part thereof, except as otherwise permitted by law;

          (ii) Transmit, re-transmit, or authorize the transmission of, or to otherwise in any manner deliver the Service or any part thereof to any location which is not an Affiliate Subscriber; or

          (iii) Insert any commercial announcements into the Service or interrupt any performance of the Service for the making of any commercial announcements.

     (b)  Reservation of Rights. Except as expressly set forth in this
          ---------------------
Agreement, Affiliate shall have no interest in the Service (including the accompanying program data), the Proprietary Marks (as herein defined), or any other rights or property of DMX, all of which are expressly reserved and shall remain the rights and property of DMX.

     14.  TERMINATION.
          -----------

          If either party has made any material misrepresentations herein or breaches any of the material terms or conditions of this Agreement and fails to cure such breach within sixty (60) days after receipt of written notice of the breach from the other party, then the party giving such notice shall have the right to terminate the term of this Agreement. In the event of any such termination, or upon the expiration or other termination of the term hereof, Affiliate shall have the continuing obligation to pay license fees hereunder and for any sums due under paragraph 10, hereunder. License fees payable hereunder after termination shall include with respect to Private Residences, amounts due up to and including the month during which the termination occurs, and with respect to Commercial Establishments amounts due pursuant to Paragraph 8 of Schedule B of this Agreement. Further, upon any such termination or expiration Affiliate shall (a) permanently cease using the Proprietary Marks, (b) permanently cease using any marks or symbols similar to the Proprietary
Marks, (c) make all alterations necessary to distinguish its business from any identity with DMX, and (d) immediately return to DMX all technical, research and marketing materials or materials provided by DMX or developed from materials provided by DMX.

     15.  WARRANTIES AND INDEMNITIES.
          ---------- --- -----------

     (a)  DMX's Warranties. DMX represents and warrants to Affiliate as follows:
          ----------------
(i) DMX is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) DMX has the power and authority to enter into this Agreement and to fully perform its obligation hereunder; (iii) DMX is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder; (iv) the individual executing this Agreement on behalf of DMX has the authority to do so; (v) DMX is in material compliance with all laws to which it is subject, including, without limitation, all applicable rules and regulations, if any, of the Federal Communications Commission.

     (b)  Affiliate's Warranties. Affiliate represents and warrants to DMX as
          ----------------------
follows: (i) Affiliate is a corporation duly organized and validly existing under the laws of Delaware; (ii) Affiliate has the power and authority to enter into this Agreement and to fully perform its obligation hereunder; (iii) Affiliate is under no contractual or other legal obligation which shall in any way interfere with its full, prompt and complete performance hereunder; (iv) the individual executing this Agreement on behalf of Affiliate has the authority to do so; (v) Affiliate is in material compliance with all laws to which it is subject, including, without limitation, all applicable rules and regulations, if any, of the Federal Communications Commission; and (vi) the obligations created by this Agreement, insofar as they purport to be binding on Affiliate constitute valid and binding obligations of Affiliate in accordance with their terms.

     (c)  Mutual Indemnification. Affiliate and DMX shall each indemnify and
          ----------------------
forever hold harmless the other, the other's affiliate companies and their respective officers directors, employees and agents from and against any and all claims, liabilities, costs, damages and expenses (including, without limitation, reasonable counsel fees of counsel of the other party's choice) arising out of any breach or claimed breach of any representation or any of its obligations pursuant to this Agreement.

     (d)  Intellectual Property Indemnification. DMX shall indemnify
          -------------------------------------
Affiliate from and against any and all claims, liabilities costs, damages and expenses (including, without limitation, reasonable counsel fees of counsel of the other party's choice) arising out of the content or distribution of the Service pursuant to (and as permitted by) this Agreement, to the extent that such claims, liabilities, costs, damages and expenses are: (i) based upon alleged libel, slander defamation, or invasion of the right of privacy; (ii) based upon alleged violation or infringement of copyright, literary, dramatic music synchronization or music performance rights, provided that DMX's liability with respect to any such claim shall be limited to a claim based on rights as such rights exist as of the date of this Agreement; (iii) based upon the distribution of the Service as furnished by DMX without any deletions or additions by Affiliate or any other person except as permitted hereby; and (iv) not based on any material added to the Service by Affiliate or any other person (as to which deletions or added material, to the extent effected by Affiliate, Affiliate shall, to the like extent, indemnify DMX). Notwithstanding the foregoing, in the event that the music performance societies, (i.e., ASCAP, BMI, SESAC) no longer offer DMX a single "through-to-the-viewer" license, instead requiring a separate public performance license from Affiliate, DMX and Affiliate shall negotiate in good faith for a reduction in Affiliate's license fees to equitably reflect any reduction in such costs to DMX and corresponding increase in such costs to Affiliate. If, within ninety (90) days after Affiliate's written request to DMX to commence such negotiations, the parties cannot reach resolution on this issue, Affiliate may terminate this Agreement upon thirty (30) days' prior written notice to DMX given after passage of such ninety (90) days, which termination shall take effect unless, prior to the stated date of termination, DMX offers to pay for such license in its entirety.

     (e)  Notice of Claims. In connection with any indemnification provided for
          ----------------
in this Agreement, each party shall so indemnify the other only if such other party claiming indemnity shall give the indemnifying party prompt notice of any claim or litigation to which its indemnity applies; it being agreed that the indemnifying party shall have the right to assume the defense of any or all claims or litigation to which its 4 indemnity applies and that the indemnified party will cooporate fully (at the cost of the indemnifying party) with the indemnifying party in such defense and in the settlement of such claim or litigation.

     16.  FORCE MAJEURE.
          ----- -------

Except as herein provided to the contrary, neither Affiliate nor DMX shall have any rights against the other party hereto for the non-operation of facilities (including general satellite or transponder failure) or the non-furnishing of the Service if such non-operation or non-furnishing is due to an act of God; inevitable accident; fire; lockout; strike, or other labor dispute; riot or civil commotion; act of government or governmental instrumentality (whether federal, state or local); failure in whole or in part of transmission facilities; or any other cause beyond such party's reasonable control. The foregoing notwithstanding, if during any month, as a result of any cause outside of DMX's reasonable control, the satellite transmission of the Service to Affiliate is interrupted, whether as a result of satellite failure or other failure of a function or facility to be provided by DMX hereunder, Affiliate's sole and exclusive remedy with respect to DMX shall be that, if Affiliate reduces the fees payable for the Service by Affiliate Subscribers with respect to such failure, the fees otherwise payable to DMX pursuant to this Agreement with respect to such month, such Service Subscribers and such Service, shall be reduced by the same proportion as the reduction bears to the amount such Service Subscribers would have otherwise been required to pay to Affiliate. Notwithstanding the foregoing, in the event of DMX's failure to supply the Service for thirty (30) consecutive days or for sixty (60) days in the aggregate, Affiliate shall have the right to terminate this Agreement.

     17.  NOTICES.
          -------

Any notice or report given or required to be given under this Agreement shall be in writing, shall be sent postage prepaid by registered or certified mail, return receipt requested or by hand or messenger delivery, or by Federal Express or similar overnight delivery service, or by facsimile transmission, to the other party, at the following address (unless either party at any time or times designates another address for itself by notifying the other party thereof by certified mail, in which case all notices to such party thereafter shall be given at its most recently so designated address):

     To Affiliate:  AlphaStar Television Network, Inc.
                    208 Harbor Drive
                    Building One, First Floor
                    Stamford, Connecticut 06904
                    Attn: Stuart Jacob
                    Vice President Programming and Marketing
                    Tel:  (203) 359-8077
                    Fax:  (203) 359-8281

     With a courtesy copy to:

                    Terry S. Freedman, Esq.
                    325 Burnt Oak Court, N.E.
                    Atlanta, Georgia 30328
                    Tel:  (770) 390-9525
                    Fax:  (770) 390-0893

     To DMX:        DMX Inc.
                    11400 West Olympic Boulevard, Suite 1100
                    Los Angeles, California 90064-1507
                    Attn: Chairman
                    Tel:  (310)444-1744
                    Fax:  (310)444-1717

     With a courtesy copy to:

                    Peter Laird, Esq.
                    Edelstein, Laird & Sobel, P.C.
                    9225 Sunset Boulevard, Suite 800
                    Los Angeles, California 90069
                    Tel:  (310)274-6184
                    Fax:  (310)271-2664

Any notice or report given by personal delivery shall be deemed given on delivery. Any notice or report given by mail shall be deemed given on the earlier to occur of actual receipt thereof or on the fifth day following mailing thereof. Any notice or report given by Federal Express or similar overnight delivery service shall be deemed given on the next business day following delivery of the notice or report to such service with instructions for overnight delivery. Any notice or report given by facsimile transmission shall be deemed given when a separate written and personally signed acknowledgment of receipt thereof is received (by facsimile transmission or otherwise) from the recipient.

     18.  CONFIDENTIALITY.
          ---------------

          Without the prior consent of the other, neither Affiliate nor DMX shall disclose to any third party (other than its respective employees, in their capacity as such, who have a need to know in the performance of their ordinary employee functions, or parties with which Affiliate or DMX is participating in a joint venture, which need to know as part of such joint venture, provided in either case, such employees and parties agree to be bound by the provisions of this paragraph) including, without limitation, any municipality or other governmental entity, any information with respect to the terms and provisions of this Agreement, or any information obtained in any inspection or audit of the other party's books and records, except: (i) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure) and shall seek confidential treatment of such information; (ii) as part of its normal reporting or review procedure to its auditors, attorneys, investors, bankers, investment bankers, and business consultants/advisors or to performing rights societies; or
(iii) in order to enforce its rights pursuant to this Agreement.

     19.  ASSIGNMENT AND INSOLVENCY
          ---------- --- ----------

     (a)  Assignment; Binding Effect; Reorganization. This Agreement, including
          ------------------------------------------
both its obligations and benefits, shall inure to the benefit of, and be binding on, the respective transferees and successors of the parties, except that neither 5 Agreement nor either party's rights or obligations hereunder shall be assigned or transferred by either party without the prior written consent of the other party such consent not to be unreasonably withheld or delayed, provided, however no consent shall be necessary in the event of any assignment to a successor entity resulting from a merger, acquisition or consolidation by either party or assignment to any entity under common control, controlled by or in control of either party.

     (b)  Insolvency of Affiliate. If Affiliate makes an assignment for the
          ---------- -- ---------
benefit of its creditors, or commences bankruptcy, receivership, insolvency, reorganization, dissolution or liquidation proceedings, Affiliate shall be deemed to be in default of its obligations under this Agreement, and DMX shall be entitled to exercise any and all remedies provided at law or in equity or otherwise provided in this Agreement.

     20.  MISCELLANEOUS.
          -------------

     (a)  Entire Agreement: Amendments: Waivers. This Agreement contains the
          -------------------------------------
entire under-standing of the parties, and supersedes all prior understandings of the parties relating to the distribution of the Service. This Agreement may not be modified except in writing executed by both parties hereto. Any waiver must be in writing and signed by the party whose rights are being waived, and no waiver by either Affiliate or DMX of any breach of any provision hereof shall be or be deemed to be a waiver of any subsequent breach of the same or any other provision of this Agreement.

     (b)  Governing Law. The obligations of Affiliate and DMX under this
          -------------
Agreement are subject to all applicable federal, state and local laws, rules and regulations (including but not limited to the Communications Act of 1934, the Cable Communications Policy Act of 1984 and the Cable TV Consumer Protection and Competitor Act of 1992, each as amended and the rules and regulations of the Federal Communications Commission), and this Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of California, without regard to conflicts of law rules.

     (c)  Relationship. Neither Affiliate nor DMX shall be or hold itself out
          ------------
as, the agent of the other under this Agreement. No subscriber of Affiliate shall be deemed to have any privity of contract or direct contractual or other relationship with DMX by virtue of this Agreement or DMX' 5 delivery of the Service to Affiliate hereunder. Nothing contained herein shall be deemed to create, and the parties do not intend to create herein, any relationship of partners, joint venturers or agents, as between Affiliate and DMX, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship with the other. DMX disclaims any present or future right, interest or estate in or to the transmission facilities of Affiliate on which the programming signals delivered by Affiliate are transmitted, such disclaimer being to acknowledge that neither Affiliate nor the transmission facilities are common carriers.

     (d)  Severability. The invalidity under applicable law of any provision of
          ------------
this Agreement shall not affect the validity of any other provision of this Agreement, and in the event that any provision hereof would be determined to be invalid or otherwise illegal, this Agreement shall remain effective and shall be construed in accordance with its terms as if the invalid or illegal provision were not contained herein; provided, however, that both parties shall negotiate in good faith with respect to any equitable modification of the provisions, or application thereof, held to be invalid.

     (e)  No Inference Against Author. DMX and Affiliate each acknowledge that
          ---------------------------
this Agreement was fully negotiated by the parties and, therefore, no provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

     (f)  Headings. Paragraph headings contained in this Agreement are for
          --------
convenience only, and are not to be deemed to be part of the substantive provisions hereof, and are not to be considered in the construction or interpretation of this Agreement.

     (g)  No Third-Party Beneficiaries. The provisions of this Agreement are for
          ----------------------------
the exclusive benefit of the parties hereto and their permitted assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

     (h)  Counterparts This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement, and shall become effective when each party has received an original counterpart which has been executed by the other party.

     (i)  Schedules The schedules referred to herein and attached hereto are a
          ---------
part of this Agreement and are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ALPHASTAR TELEVISION NETWORK, INC.           DMX:

BY:  /s/ Stuart Jacob                        BY: /s/ Robert Manning
    ------------------------                     ---------------------------
Print Name: STUART JACOB                     Print Name: Robert M. Manning
            ----------------                             -------------------
Its:  VICE PRESIDENT                         Its:  Executive Vice President
     -----------------------                     ---------------------------

SCHEDULE A                                             DMX AFFILIATION AGREEMENT

                               GLOSSARY OF TERMS

     1.   Service. The term "Service" shall mean DMX's premium digital audio
          -------
service, known as "Digital Music Express".

     2.   Private Residence. The term "Private Residence" shall mean any
          -----------------
single-dwelling-unit private residence or any multiple-dwelling unit private residence (such as an apartment building or residential hotel, but not a transient or temporary residence establishment and not a nursing or rest home) in which the Service is, or is to be, performed only in private residential areas thereof and not in any public or common area thereof.

          3.  Commercial Establishment.  The term "Commercial Establishment"
              ------------------------
shall mean any premises whatsoever (including, without limitation, any restaurant, bar, office, workplace, place of business, school, park, place frequented by the public, hotel, motel, club, nursing or rest home, school or showroom), whether or not business is conducted at such premises, except for a premises which is a Private Residence; it being understood that in the case of a shopping center, mall or other multiple-business facility, each separate business occupying a distinct space within such facility shall be deemed to constitute a separate Commercial Establishment.

     4.   Distribution Area. The term "Distribution Area", shall mean that
          -----------------
geographic area in North America where, at the time in question, Affiliate is distributing any programming service.

     5.   Affiliate Subscribers. The term "Affiliate Subscribers" shall mean any
          ---------------------
subscribers who receive any programming service from Affiliate, whether or not such subscriber is paying for the Service.

     6.   Distributor. "Distributor" shall mean any entity authorized by
          -----------
Affiliate to market, promote and sell the Service to Affiliate Subscribers.

SCHEDULE B                                             DMX AFFILIATION AGREEMENT

                           COMMERCIAL ESTABLISHMENTS


Music Sales
-----------

DMX shall pay Affiliate a commission of [*] of its gross sales of the Service to Commercial Establishments using AlphaStar IRDs.

Video Sales
-----------

Affiliate shall pay DMX a commission of [*] of its gross sales of its video services to Commercial Establishments sold by DMX.

Satellite Dish
--------------

Affiliate shall make available to DMX for DMX Direct and DMX Commercial Division distribution the AlphaStar satellite dishes at Affiliate's cost plus [*] per dish.

Joint Technology
----------------

The parties shall exert their respective best efforts to work together to develop mutually beneficial joint technologies, including a tuner which will accommodate all channels of the Service and Affiliate's programming services. DMX shall grant Affiliate a license for the creation of such a tuner as soon as ComStream's DMX tuner exclusivity expires.

MallSat
-------

DMX shall exert its commercially reasonable best efforts to sell Affiliate's programming service packages through the AT&T SkyNet MallSat Service.

---------------

* Indicates that material has been omitted and confidential treatment has been requested therefore. All such omitted material has been filed separately with the Commission pursuant to Rule 24b-2.